Exhibit 99.2

Domo Announces Agreement to Sell Substantially All Assets and Certain Liabilities to Progress Software for $400 Million

Domo to remain a publicly-listed corporation, under a new name and ticker, preserving more than $900 million of net operating loss carryforwards and certain retained assets

Progress Software Corporation to acquire and operate Domo’s AI and data platform

Domo’s Board of Directors unanimously approves transaction following a thorough strategic alternatives review process

SILICON SLOPES, Utah — July 22, 2026 — Domo, Inc. (NASDAQ: DOMO) (“Domo” or the “Company”) today announced that its Board of Directors has unanimously approved a definitive agreement under which Progress Software Corporation (NASDAQ: PRGS) (“Progress”) will acquire substantially all of the assets and employees, excluding the Company’s net operating loss (“NOL”) carryforwards, and assume certain liabilities of the Company for $400 million in cash, subject to customary purchase price adjustments. At the closing of the transaction, the Company will have net cash of approximately $246 million, or $4.84 per share, representing an 81% premium to the 30-day volume weighted average price, as well as more than $900 million of NOL carryforwards.

Following the closing of the transaction, Domo’s operating business and platform will become part of Progress. Progress expects to continue serving Domo customers and supporting the Domo technology platform, while bringing additional scale, resources, and enterprise software expertise to its ongoing development. Until the transaction closes, Domo and Progress will continue to operate as separate companies, and Domo will continue to serve customers and operate in the ordinary course of business.

After the closing of the transaction, Domo, Inc., the Delaware holding company, will change its name and ticker and remain a separate publicly-listed entity with limited operating expenses and a debt-free balance sheet. The Board intends to use the proceeds from the transaction to identify opportunities to monetize its NOLs. It will consider potential transactions where the company can employ its expertise in AI and automation to enhance profitability as well as options to return capital to shareholders. The Company will continue to be led by Founder and Chief Executive Officer Josh James and its Board of Directors.

“After a comprehensive review of strategic alternatives, with the assistance of our outside financial and legal advisors, the Board determined that the proposed sale of Domo’s business to Progress represents the best path forward for Domo’s stockholders,” said Carine Clark, Chair of Domo’s Board of Directors. “This transaction is designed to deliver value for stockholders while preserving Domo’s significant tax attributes and providing the Domo platform with resources and scale for its next chapter with Progress.”

“Domo has always been about helping organizations put data to work in ways that create real business value,” said Josh James, Founder and CEO of the Company. “I am deeply grateful to the employees who built this company, supported our customers, and kept pushing the platform forward through every stage of our journey. Their work created the opportunity that brought us to this moment. I believe Progress can provide a strong, long-term home for Domo’s business and help extend the impact of what our team has built.”

“Domo’s technology brings together data integration, governed analytics, automation, and AI-powered data products in a way that helps customers move faster with trusted data,” said Yogesh Gupta, President and CEO of Progress Software. “Progress’ entire product portfolio is about delivering context and control for reliable, secure, and cost-effective AI and this acquisition will further strengthen our ability to do so.”

Transaction Details

Under the terms of the definitive agreement, Progress will acquire substantially all of the assets and assume certain liabilities of Domo, Inc., including its operating business, technology platform, customer contracts, employees, intellectual property, vendor relationships, foreign subsidiaries, and other assets and obligations related to the business. Mr. James, as the Company’s controlling shareholder, executed an irrevocable consent providing shareholder approval of the transaction.

At closing of the transaction, Domo will pay off its existing credit facility in full.

The transaction is expected to close prior to the end of the fiscal year for Progress (November 30, 2026), subject to the receipt of required regulatory approvals and other customary closing conditions. The transaction is not subject to a financing condition.

Tax Benefits Preservation Plan

In connection with the transaction, Domo has adopted a tax benefits preservation plan designed to protect the Company’s ability to use its net operating loss carryforwards of more than $900 million and certain other tax attributes. The plan is intended to reduce the likelihood of an “ownership change” under Section 382 of the Internal Revenue Code, which, if unsuccessful, could substantially limit the Company’s ability to use its tax attributes.

Advisors

Jefferies LLC is serving as the exclusive financial advisor to Domo, and Goodwin Procter LLP is serving as legal counsel. Citi is serving as the exclusive financial advisor for Progress on this transaction, and DLA Piper LLP (US) is serving as its legal counsel.

About Domo

Domo is an AI and Data Products platform that helps companies of all sizes leverage data and AI to drive value in today’s data-driven world. Built around our customers’ preferred data foundation, powered by our award-winning Domo.AI solution, and enriched with our partner ecosystem, the Domo platform enables users to prepare, visualize, automate, distribute, and build end-to-end data products that provide solutions across the entire data journey. From hydrating your data foundation, to building fully embedded applications that can be shared with your employees and customers, to deploying AI models across a variety of providers, Domo gives users the ability to build data products that generate measurable value for the business.

For more information, visit www.domo.com. You can also follow Domo on LinkedIn, X, and Facebook.

About Progress Software

Progress Software (Nasdaq: PRGS) provides the context and control organizations need to reliably extract value from AI — context drawn from an organization's data, content and workflows, and control over the security, governance and cost of their AI initiatives. Learn how hundreds of thousands of businesses, powering the work of tens of millions of professionals worldwide, realize value from trusted, enterprise-ready AI at www.progress.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements of our CEO, Chair, and others, statements regarding competitive positions, statements regarding our tax attributes, tax benefits preservation plan, assets, net cash, debt, operating expenses, profitability, future plans and strategies, leadership, opportunities and alternatives for the use of proceeds and retained assets, return of capital to stockholders, and statements regarding the timing and outcomes of the transaction. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the SEC, including, without limitation, the Annual Report on Form 10-K filed with the SEC on April 16, 2026 and subsequent filings with the SEC. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

Important Information for Stockholders

Domo will prepare an information statement on Schedule 14C for its stockholders with respect to the approval of the transaction described herein. When completed, the information statement will be mailed to Domo’s stockholders of record as of July 22, 2026. Domo may be filing other documents with the SEC as well. Stockholders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Domo through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Domo will be available free of charge on Domo’s internet website at https://domoinvestors.com or by contacting Domo’s Investor Relations by phone at (801) 899-1000.

###

Media Contacts:

Domo Contact

Cory Edwards

VP Corporate Communications

PR@domo.com

Investor Contact

Cameron Janke

VP Finance

IR@domo.com

Domo is a registered trademark of Domo, Inc. Any other names contained herein may be trademarks of their respective owners.